Exhibit 10.4

BIGBAND NETWORKS, INC.

2003 SHARE OPTION AND INCENTIVE PLAN

(as amended and restated effective May 9, 2006)

1. Purposes of the Plan. The purposes of this Share Option and Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business through the grant of stock options and other equity interests in the Company (each an “Award”).

Options granted under this Plan may or may not contain such terms as will qualify the Options as Incentive Stock Options (“ISOs”) within the meaning of Section 422(b) of the United State Internal Revenue Code of 1986, as amended, and interpreted by the Regulations thereunder (the “Code”). Options granted under this Plan, that are intended to be ISO’s will be designated as such for tax purposes as determined by the Board at the time of the grant in accordance with Applicable Laws. Any person to whom an Award has been granted is called a “Participant.”

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

(b) “Affiliate” means any company which is a present or a future subsidiary of the Company that is a “subsidiary corporation”, as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent of the Company that is a “parent corporation” as defined in Section 424(e) of the Code (“Parent”). For purposes of grant of Options other than ISO’s, the term “Affiliate” shall include any other business venture in which the Company has a significant direct or indirect interest, as determined by the Board in its sole discretion.

(c) “Applicable Laws” means the requirements relating to the administration of share option plans under U.S. state corporate laws, U.S. federal and state securities laws, U.S. tax laws and stock exchange or quotation system on which the shares are listed or quoted and the applicable laws of any country or jurisdiction where Awards are granted under the Plan.

(d) “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Award grant. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(g) “Company” means BigBand Networks, Inc., a corporation organized under the laws of the State of Delaware.

(h) “Consultant” means any person, other than Employee who is engaged by the Company or any Affiliate to render consulting or advisory services to such entity.

(i) “Director” means a member of the Board.

(j) “Employee” means, for the purpose of this Plan, any person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an officer of the Company or its Affiliates (within the meaning of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder). The employment of an Employee shall not be considered terminated in the case of (i) any military leave, sick leave or other bona fide leave of absence approved by the Company, provided that the leave of absence does not extend beyond ninety (90) days or, if longer than 90 days, so long as the Employee’s right to reemployment is guaranteed either by statute or by contract, or (ii) transfers between locations of the Company or between the Company and any Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k) “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

(l) “Liquidity Event” means such time when any of the following events occur: the Company closes a public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act of 1933 or an Acquisition occurs for consideration entirely in cash or with a company whose shares are subject to registration statement under the Securities Act of 1933 and the Options are converted into shares in the acquiring company.

(m) “Option” means a stock option granted pursuant to the Plan.

(n) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(o) “Optioned Shares” means the Shares subject to an Option.

(p) “Optionee” means the holder of an outstanding Option granted under the Plan.

(q) “Participant” shall mean those individuals selected by the Administrator who are eligible for grants of Awards.

(r) “Permanent and Total Disability” means total disability within the meaning of Section 22(e)(3) of the Code.

(s) “Plan” means this 2003 Share Option and Incentive Plan, as amended and restated.

(t) “Repurchaser” means (i) the Company, if permitted by Applicable Laws; (ii) if the Company is not permitted by Applicable Laws, then any of its Affiliates; or (iii) if the majority of the Board so decides, any other third party or parties designated by the Board, provided that in no case shall the Company provide financial assistance to any other party to purchase the Shares if doing so is prohibited by Applicable Laws.

(u) “Restricted Stock Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Shares or restricted stock units. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(v) “Restricted Stock Award” shall mean a grant of Shares or a right to receive Shares or their cash equivalent (or both) pursuant to Section 7 of this Plan.

(w) “Service Provider” means an Employee, Director or Consultant.

(x) “Share” means a share of the Class A Common Stock of the Company, $.001 par value, as adjusted in accordance with Section 16 below.

3. Number of Shares Available under the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to the Plan is 64,934,172 Shares plus: the aggregate number of Shares underlying Awards (i) actually terminated, surrendered or forfeited under the 1999 Share Option and Incentive Plan of the Company (the “1999 Plan”), (ii) actually terminated, surrendered or forfeited under the 2001 Share

Option and Incentive Plan of the Company (the “2001 Plan”), and (iii) repurchased by, or surrendered or forfeited to the Company, at no more than cost, under either or all of the 1999 Plan and 2001 Plan, such amount (i.e. the sum of (i), (ii) and (iii)) not to exceed 32,615,396 Shares. Of the maximum aggregate number of Shares which may be issued pursuant to the Plan, the maximum aggregate number of Shares which may be issued pursuant to the Plan for the grant of ISO’s is 68,105,430 Shares.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Except as provided below, Shares that have actually been issued pursuant to Options exercised under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

Subject to adjustment pursuant to Section 16, if Shares issued pursuant to Awards granted under the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such Shares shall again be available for grant under the Plan; provided, however, that the cumulative number of such Shares that may be so issued or reissued under the Plan will not exceed 54,800,352 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered by the Board. The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan. To the extent permitted by Applicable Laws, the Board may delegate any or all of its powers under the Plan to one or more Committees of the Board.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii) to determine the type or types of Award to be granted to each Participant hereunder;

(iv) to determine the number of Shares to be covered by each such Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions of any Awards granted hereunder, including the terms of any vesting provisions, repurchase provisions, and restrictions relating to applicable federal or state securities laws, as it considers advisable.

(vii) to determine whether and under what circumstances an Option may be settled in cash instead of Shares;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to reduce the exercise price of any Option to the then Fair Market Value, if the Fair Market Value of the Shares covered by such Option has declined since the date the Option was granted;

(x) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(xi) to establish procedures whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Option, or surrendered by a Participant in connection with the exercise of an Option or the vesting of any Restricted Stock Award, to meet the obligation of withholding for federal, state, local and other taxes, if any, incurred by the Participant upon such exercise or vesting;

(xii) subject to Applicable Laws, to allow Optionees to satisfy withholding tax obligations by electing to have the Company, if permitted under Applicable Laws, withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable;

(xiii) to adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of Applicable Laws and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll tax, withholding procedures and handling of stock certificates that vary with local requirements;

(xiv) to adopt rules, procedures or sub-plans applicable to particular Affiliates or jurisdictions. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan; and

(xv) to take any other actions deemed necessary or advisable for the administration of this Plan.

(c) Delegation of Power to Grant Awards. To the extent permitted by Applicable Laws, the Board may delegate to a Committee the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall have the exclusive authority to determine the maximum number of Awards to be granted to the executive officers of the Company and its Affiliates and, provided further, that the Board shall have the exclusive authority to determine the maximum number of Awards to be granted by such Committee.

(d) Grants to Committee Members. A member of the Committee shall be eligible to receive Options under the Plan while serving on the Committee, as provided in this paragraph. The grant of Options under the Plan to members of the Committee, shall be made only by the Board and not by such Committee, and subject to Applicable Laws.

(e) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

(f) Delegation. The Administrator may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or Administrator as it deems necessary or appropriate for the proper administration of the Plan. All interpretations and determinations of the Administrator made with respect to the granting of Awards shall be final, conclusive and binding on all interested parties. The Administrator may make grants of Awards on an individual or group basis. No member of the Administrator shall be liable for any action that is taken or is omitted to be taken if such action or omission is taken in good faith with respect to this Plan or grant of any Award.

(g) Holding Period. The Administrator may in its sole discretion require as a condition to the granting of any Award, that a Participant hold the Award for a period of six months following the date of such grant. This condition shall be satisfied with respect to a derivative security (as defined in Rule 16a-1(c) under the Exchange Act of 1933) if at least six months elapse from the date of grant of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

5. Eligibility. Awards may be granted to Service Providers. The terms of each type of Award need not be identical and the Board need not treat Participants uniformly. The persons eligible to receive ISOs shall include only Employees of the Company or any Affiliate. The persons eligible to receive Options (other than as described in the preceding sentence) and Awards shall include any Employees of the Company or any Affiliate, Directors of the Company or directors of any Affiliate who are not employees of the Company or its Affiliates or Consultant of the Company or any Affiliates.

The Plan shall not confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any of its Affiliates, nor shall it interfere in any way with his or her right or the Company’s right, or the right of the Company’s Parent or Subsidiary, to terminate such relationship at any time, with or without cause.

6. Term of Plan. The Plan became effective on September 25, 2003 and shall continue in effect until September 25, 2013 unless sooner terminated under Section 20 of the Plan.

7. Options. Each Option granted under this Plan shall be evidenced by an Option Agreement in such form (which need not be the same for each Participant) as the Administrator shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

8. Date of Grant. Subject to Applicable Laws, the date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

9. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

10. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board in accordance with Applicable Laws and subject to guidelines as shall be suggested by or to the Board from time to time, if any; and, further provided, that in the case of an ISO, the exercise price shall be not less than the Fair Market Value of the Company shares on the date the Option is granted and that the exercise price of Options intended to qualify as ISOs, that are granted to an Employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of shares of the Company or any Parent or Subsidiary of the Company (a “Ten Percent Shareholder”), taking into account the attribution rules set forth in Section 424 of the Code, shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (1) cash, (2) check, (3) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan, or (4) any combination of the foregoing methods of payment. The Board may permit payment in cash in a currency other than U.S. Dollars, but only if and to the extent that payment in U.S. Dollars is prohibited by the Applicable Laws of the jurisdiction governing the exercise of such Option. In such case, the exchange rate to be used to obtain the US Dollar value of such consideration shall be determined by the Board.

(c) The proceeds received by the Company from the issuance of Shares subject to the Options will be added to the general funds of the Company and used for its corporate purposes.

(d) Notwithstanding the foregoing Sections of the Plan, any grant of Options that are deemed by the California Securities Law of 1968 to be made in California shall not be less than 85% of Fair Market Value on the date of grant (determined in a manner not inconsistent with Section 260.140.50 of the California Code of Regulations or any successor statute or regulation), provided that the exercise price of any Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value on the date of grant (determined in a manner not inconsistent with Section 260.140.50 of the California Code of Regulations or any successor statute or regulation).

11. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Board and set forth in the Option Agreement. Unless the Board provides otherwise or if prohibited by Applicable Laws, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share. Only fully vested Options may be exercised.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Board and permitted by Applicable Laws, the Option Agreement and the Plan. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. Upon their issuance, the Shares shall carry equal voting rights on all matters where such vote is permitted by Applicable Laws; provided however, that the Company may require any Optionee, upon exercise of an Option, to execute such documents as may be necessary to grant to the chief executive officer of the Company a proxy to vote such Optionee’s Shares until such time as a Liquidity Event occurs. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in the Plan.

If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

An Option may not be exercised unless, at the time the Optionee gives notice of exercise to the Company, the Optionee includes with such notice payment in cash or by bank check of all withholding taxes due, if any, on account of his or her acquired Shares under the Option or gives other assurance satisfactory to the Board of the payment of those withholding taxes. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. Subject to approval by the Administrator, an Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any award, a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) California Limitations. Notwithstanding the foregoing Sections, any grant of Options that are deemed by the California Securities Law of 1968 to be made in California to a Participant who is a U.S. resident and is not an officer, director, or consultant of the Company or its affiliates shall become exercisable at a rate of at least twenty percent (20%) of the Shares subject to such grant per year for a period of five (5) years from the date of grant.

(c) Buyout Provisions. The Board may at any time, if permitted under Applicable Laws, offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time that such offer is made.

(d) Acceleration of Vesting. The Board may at any time, in its sole discretion and in all instances after taking into consideration any relevant tax and accounting considerations which may adversely impact or impair the Company, (i) accelerate the date or dates on which all or any particular Options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular Options granted under the Plan may be exercised.

(e) Disqualifying Dispositions. The Stock Option Agreement evidencing any ISO granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 425(c) of the Code, of any share or shares issued to him pursuant to the exercise of the ISO within the two (2) year period commencing on the day after the Date of Grant of such Option or within the one (1) year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

(f) Further California Limitations. Notwithstanding the foregoing Sections, any grant of Options that are deemed by the California Securities Law of 1968 to be made in California shall be subject to the following additional terms and conditions:

(i) The Company shall deliver to the Participant financial statements of the Company on an annual basis. The financial statements so provided shall comply with Section 260.140.46 of the California Code of Regulations or any successor statute or regulation.

(ii) At no time shall the total number of Shares issuable upon exercise of all outstanding Options and the total number of Shares provided for under all stock bonus or similar plans of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of the California Code of Regulations or any successor statute or regulation.

(g) Termination of Certain Restrictions. If the Shares are listed on an established national or regional stock exchange or are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded in an established securities market, the restrictions of Section 10(d), 11(b) and 11(f) above shall terminate as of the first date that the Shares are so listed, quoted or publicly traded.

12. Restricted Stock Awards.

(a) Grants. The Board may grant Restricted Stock Awards entitling recipients to acquire Shares, or their cash equivalent (or both) subject to the right of the Company to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Restricted Stock Agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such award (each a “Restricted Stock Award”).

(b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. The Company may require any recipient of a Restricted Stock Award to execute such documents as may be necessary to grant to the chief executive officer of the Company a proxy to vote such holder’s Shares until such time as a Liquidity Event occurs.

(i) Restricted Stock Awards are stock bonus or stock unit awards that may be granted either alone or in addition to other awards granted under the Plan. The Administrator shall determine the nature, length, price and starting and ending dates of any restriction period (the “Restricted Period”) for each Restricted Stock Award, and shall determine the time and/or performance factors to be used in the determination of a Restricted Stock Award, the target and maximum amount payable, and the extent to which such Restricted Stock Awards have been earned. Restricted Stock Awards may vary from Participant to Participant and among groups of Participants.

(ii) At the beginning of each Restriction Period, the Administrator shall determine for each Restricted Stock Award subject to such Restriction Period, the number of shares to be awarded to the Participant at the end of the Restricted Period if and to the extent that the relevant measures of time and/or performance for such Restricted Stock Award are met. Such number of shares of Common Stock may be fixed or may vary in accordance with such time and/or performance or other criteria as may be determined by the Administrator.

(c) Form of Restricted Stock Award. Each Restricted Stock Award granted under this Plan shall be evidenced by an Award Agreement in such form (which need not be the same for each Participant) as the Administrator shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

(d) Date of Grant. The date of grant of a Restricted Stock Award shall be the date on which the Administrator makes the determination to grant such Restricted Stock Award unless otherwise specified by the Administrator. The Grant representing the Restricted Stock Award will be delivered to the Participant with a copy of this Plan within a reasonable time after the granting of the Restricted Stock Award.

(e) Term of Restricted Stock Award. The term of each Restricted Stock Award shall be such term as may be determined by the Administrator, but such term shall not exceed ten (10) years.

(f) Notice of Election Under 83(b). Each Participant making an election under Section 83(b) of the Code will provide a copy thereof to the Company within 30 days of the filing of such election with the Internal Revenue Service.

(g) Adjustment of Awards. The Administrator may adjust the time and/or performance factors applicable to the Restricted Stock Award to take into account changes in Applicable Laws, accounting and tax rules and to make such adjustments as the Administrator deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships.

(h) Form of Payment. The earned portion of a Restricted Stock Award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Administrator. Payment shall be made in the form of cash or whole Shares, or a combination thereof, either in a lump sum payment or in installments, all as the Administrator shall determine.

13. Non-Transferability of Awards. Except as the Board or the Administrator may otherwise determine or provide for in an Award, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution (such transferees, “Authorized Transferees”) and may be exercised, during the lifetime of the Participant, only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to Authorized Transferees.

14. Issuance of Shares. As a condition to the transfer of any Shares issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended, or any other applicable securities laws, rules or regulations, or that such transfer has been registered under federal and all applicable state securities laws. The Company may refrain from delivering or transferring Shares issued under this Plan until the Administrator has determined that the Participant has tendered to the Company any and all applicable federal, state or local taxes owed by the Participant as the result of the receipt of a Award, the vesting of a Award, the exercise of an Option or the disposition of any Shares issued under this Plan, in the event that the Company reasonably determines that it might have a legal liability to satisfy such tax. The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate evidencing any Shares for any reason whatsoever.

15. Tax Withholding. Each Participant shall, no later than the date as of which the value of any Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of such Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any and all federal, state, local or foreign taxes of any kind required to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Subject to approval by the Administrator, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award, a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

16. Adjustments Upon Changes in Capitalization or Merger.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the exercise price per Share of each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Shares, rights issues or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Acquisition of the Company.

(i) Consequences of an Acquisition. Upon the consummation of an Acquisition as defined in subparagraph (‘ii’) herein, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 16(c)(i), also the “Board”), shall, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding Shares in connection with the Acquisition, (b) Shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the Shares subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected Optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(ii) Acquisition Defined. An “Acquisition” shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

(iii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

17. Effect of Termination.

(a) Cessation as Service Provider. A Participant holding an Award who ceases to be a Service Provider of the Company may, but only until the earlier of (i) the date the Award held by the Participant expires, or (ii) the date specified in the Award Agreement, and in the absence of a specified date in the Award Agreement – three (3) months after the date such Participant ceases to be a Director or Employee, except as provided for below for terminations for Cause, exercise the Award to the extent that the Participant was entitled to exercise it on such date, unless the Administrator further extends such period in its sole discretion. To the extent that the Participant was not entitled to exercise an Award on such date, or if the Participant does not exercise it within the time specified herein, such Award shall terminate. The Administrator shall have the authority to determine the date a Participant ceases to be a Director or Employee.

(b) Discharge for Cause. Notwithstanding the above, if a Participant should be discharged from the employ of the Company or any Affiliate for Cause, the entire unexercised Option (whether vested or not) shall ipso facto terminate and the Shares covered by such Option shall revert to the Plan. For purposes of this Plan, “Cause” shall have the meaning ascribed to it in the employment agreement of the Participant with the Company or the Affiliate, or, in the absence of such an employment agreement or a definition thereof in such employment agreement, shall mean disloyalty, dishonesty, fraud or any termination for reasons of negligence in the discharge of the Participant’s duties, breach of fiduciary duty, willful cause of damage or loss to the Company or any Affiliate in any fashion or similar cause, or any other breach of the Participant’s employment or other agreement with the Company or any Affiliate which results in direct or indirect loss, damages or injury to the Company or any Affiliate, or the unauthorized disclosure of any trade secrets or confidential information of the Company or any Affiliate.

(c) Effect of Termination on Restricted Stock Award Holders. Unless otherwise provided in the applicable Restricted Stock Award Agreement, if a Participant terminates his or her employment or his or her consultancy during a Restricted Period because of death or Permanent and Total Disability, the Administrator may provide for an earlier payment in settlement of such Award in such amount and under such terms and conditions as the Administrator deems appropriate.

18. Permanent and Total Disability. Notwithstanding the provisions of Section 17 above, in the event a Participant is unable to continue to perform services for the Company or any of its Affiliates as a result of such Participant’s Permanent and Total Disability (and, for ISOs, at the time such Permanent and Total Disability begins, the Participant was an Employee and had been an Employee since the date of grant), such Participant may exercise an Award in whole or in part to the extent that the Participant was entitled to exercise it on such date, but only until the earlier of the date (i) the Award held by the Participant expires, or (ii) twelve (12) months from the date of termination of services due to such Permanent and Total Disability. To the extent the Participant is not entitled to exercise an Award on such date or if the Participant does not exercise it within the time specified herein, such Award shall terminate.

19. Death of a Participant. Upon the death of a Participant, any Award held by such Participant shall terminate and be of no further effect except as otherwise provided in the Award Agreement or otherwise determined by the Administrator; provided, however, that with respect to Options, notwithstanding the provisions of Section 17 above, in the event an Participant’s death occurs during the term of an Award held by such Participant and, at the time of death, the Participant was a Director or Employee or Consultant (and, for ISOs, at the time of death, the Participant was an Employee and had been an Employee since the Date of Grant), the Award may be exercised in whole or in part to the extent that the Participant was entitled to exercise it on such date, but only until the earlier of the date (i) the Award held by the Participant expires, or (ii) the date specified in the Award Agreement (which shall be at least six (6) months following the date of the Participant’s death) and in the absence of a specified date in the Award Agreement—twelve (12) months from the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Award by bequest or inheritance. To the extent the Award is not entitled to be exercised on such date or if the Award is not exercised within the time specified herein, such Award shall terminate.

20. Right of First Refusal.

(a) Exercise of Right. Participants may not transfer Shares without the Company’s written consent except by will, by the laws of descent and distribution or in accordance with the further provisions of this Section 20. If the Participant desires to transfer all or any part of the Shares to any person other than the Company (an “Offeror”), the Participant shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company setting forth the Participant’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable Option to purchase any or all of such Option Shares (the “Company Option Shares”) specified in the Option Notice, such Option to be exercisable by giving, within 15 days after receipt of the Option Notice, a written counter-notice to the Participant. If the Company elects to purchase any or all of such Company Shares, it shall be obligated to purchase, and the Participant shall be obligated to sell to the Company, such Company Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

(b) Sale of Shares to Offeror. The Participant may, for 60 days after the expiration of the 30-day period as set forth in Section 15(a) above, sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Participant shall not sell such Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Participant, within 30 days of its receipt of the Option Notice, stating that the Participant shall not sell his or her Shares to such Offeror; and provided, further, that prior to the sale of such Option Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Plan and any Option Agreement, including Section 20. If any or all of such Shares are not sold pursuant to an Offer within the time permitted above, the unsold Shares shall remain subject to the terms of this Section 20.

(c) Failure to Deliver Shares. If the Participant fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Shares to be sold to the Company or its assignee pursuant to this Section, the Company shall have the right to deposit the purchase price for such Company Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant, whereupon such Company Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Participant. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Participant shall thereafter look only to the Company for payment.

(d) Expiration of Company’s Right of First Refusal and Transfer Restrictions. The first refusal rights of the Company and the transfer restrictions set forth in this Section 20 shall expire as to Shares on a Liquidity Event.

21. Lock-Up Period. At the time of grant of an Award, a Participant shall be required to agree that, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the U.S.

Securities Act of 1933, Participant shall not sell, offer for sale or otherwise transfer any Shares for such period of time after the execution of an underwriting agreement in connection with such offering during which all of the Company’s then directors and executive officers agree to be similarly bound.

22. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Board may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

24. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

25. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

26. Shareholder Approval. This Amendment and Restatement of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the effective date of this Amendment and Restatement. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

27. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an ISO. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to paragraph 16(c)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Shares or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

28. Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the state of Delaware, without giving effect to the principles of conflict of laws.

29. Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time. The Board may also grant more than one Award to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant.

30. Tax Consequences. Any tax consequences arising from the grant or exercise of any Option, from the issuance of Shares covered thereby (including, without limitation, the Participant’s social security taxes, if applicable) or from any other event or act (of the Company, and/or any Affiliate, or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or any Affiliate, may withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.